EXHIBIT 21

                  INDEPENDENCE HOLDING COMPANY

                Subsidiaries as of March 15, 2000


Subsidiary                                        Jurisdiction

    Independence Capital Corp.                     Delaware
     Independence Financial Services Corp.         Delaware
        Madison National Life Insurance
         Company, Inc.                             Wisconsin
         Madison Investors Corporation             Delaware
         Credico Corporation                       North Carolina
           Credico Life Insurance Company          Nevis
         SAR Holdings, L.P.                        Delaware
           Risk Assessment Strategies, Inc.        Delaware
         Standard Security Life Insurance
          Company of New York                      New York
           Standard Security Investors Corp.       New York
           Standard Life Asset Management Corp.    New York
           SSH Corp.                               Delaware
            First Standard Security
              Insurance Company                    Delaware
    Madison Standard Corp.                         Wisconsin
    Independence Land and Capital, Inc.            Delaware
    IFS Corp.                                      Delaware
    G.P. Associates Holding Corp.                  Delaware
    IndependenceCare LLC                           Delaware